UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
_______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2023
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Privia Health Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)
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Delaware		001-40365	81-3599420
(State or other jurisdiction of incorporation or organization)		(Commission File No.)	(I.R.S. Employer Identification No.)

950 N. Glebe Rd.,
Suite 700
Arlington,	Virginia		22203
(Address of Principal Executive Offices)			(Zip Code)
(571) 366-8850
Registrant's telephone number, including area code

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PRVA	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
The Board of Directors (the “Board”) of Privia Health Group, Inc. (the “Company”) increased the size of the Board from ten to eleven directors and elected David Wichmann to the Board as a Class I director and Pamela Kimmet to the Board as a Class III director, effective August 1, 2023. Jeffrey Bernstein resigned from the Board and as Chair of the Compensation and Nominating and Corporate Governance Committees of the Board, effective August 1, 2023, following Goldman Sachs’ sale of its ownership position in the Company through a secondary offering which closed on May 8, 2023. Mr. Bernstein’s resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.
The Board appointed Ms. Kimmet as chair of the Compensation Committee of the Board. David King, Chair of the Board, will begin serving as chair of the Nominating and Corporate Governance Committee, effective August 1, 2023, to fill the vacancy created by the resignation of Mr. Bernstein. Nancy Cocozza will join the Nominating and Corporate Governance Committee, effective August 1, 2023.
The Board has found each of Mr. Wichmann and Ms. Kimmet to be independent in accordance with the independence standards of the rules of The Nasdaq Stock Market, and with respect to Ms. Kimmet, the heightened independence standard for Compensation Committee service. There are no arrangements or understandings between Mr. Wichmann or Ms. Kimmet and any other persons pursuant to which Mr. Wichmann and Ms. Kimmet were selected as directors, and there are no transactions in which Mr. Wichmann or Ms. Kimmet have a direct or indirect material interest requiring disclosure under Item 404(a) of Regulation S-K. Mr. Wichmann is the co-founder of Jory Capital, a private equity fund. As of July 28, 2023, Jory Capital owned 1,315,340 shares of the Company, which represented approximately 1% of the Company’s outstanding shares of common stock.
As compensation for their service as a director, Mr. Wichmann and Ms. Kimmet will each receive an annual cash retainer in accordance with the terms and conditions of the Company’s Non-Employee Director Compensation Program (the “Director Compensation Plan”). Consistent with the terms of the Director Compensation Plan, each of Mr. Wichmann and Ms. Kimmet will also receive an annual equity grant, pursuant to the 2021 Omnibus Incentive Plan, as amended, of restricted stock units with a grant date fair market value of $200,000. Mr. Wichman and Ms. Kimmet will each receive an initial grant pro-rated for the number of months that they will serve on the Board through the date of the next annual meeting of stockholders. The terms and conditions of these grants will be governed by an agreement substantially in the form of the Company’s Form of 2021 Omnibus Plan Restricted Stock Unit Award for Non-Employee Directors.
On July 31, 2023, the Company issued a press release announcing the election of Mr. Wichmann and Ms. Kimmet to the Board. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
The Board approved the Company’s Third Amended and Restated Bylaws (as so amended and restated, the “Amended Bylaws”), effective August 1, 2023. The Amended Bylaws permit an increase of the size of the Board from eleven to fifteen directors. The Amended Bylaws also reflect the removal of the office of president from the Amended Bylaws. A copy of the Amended Bylaws is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibit:

Exhibit No.	Description
3.1	Third Amended and Restated Bylaws of Privia Health Group, Inc., effective August 1, 2023
99.1	Privia Health Group, Inc. Press Release Dated July 31, 2023
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIVIA HEALTH GROUP, INC.

Date: July 31, 2023	By:	/s/ David Mountcastle

Name: David Mountcastle
Title: Executive Vice President, Chief Financial Officer and Authorized Officer